HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FIRST QUARTER FISCAL 2011 RESULTS

RED BANK, NJ, March 1, 2011 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its first quarter ended January 31, 2011.

RESULTS FOR THE THREE MONTH PERIOD ENDED JANUARY 31, 2011:

•	Total revenues were $252.6 million for the first quarter of fiscal 2011 compared with $319.6 million in the fiscal 2010 first quarter.

•
Homebuilding gross margin percentage, before interest expense included in cost of sales, increased year-over-year for the eighth consecutive quarter to 16.9% during the first quarter of 2011, compared to 16.0% in the same quarter a year ago.

•	Consolidated pre-tax land-related charges in the first quarter of fiscal 2011 were $13.5 million, compared with $5.0 million in last year’s first quarter.

•	Excluding land-related charges, the pre-tax loss for the first quarter of 2011 was $51.0 million compared with $52.6 million in the fiscal 2010 first quarter.

•	The total pre-tax loss during the first quarter of fiscal 2011 was $64.6 million compared to $55.0 million during the same period of the prior year.

•
For the first quarter ended January 31, 2011, the after-tax net loss was $64.1 million, or $0.82 per common share, compared with net income of $236.2 million, or $2.97 per fully diluted common share, in the first quarter of the prior year, which as a result of tax legislation changes included a federal income tax benefit of $291.3 million.

•	Net contracts during the first quarter of fiscal 2011, excluding unconsolidated joint ventures, decreased 13% to 792 homes compared to the first quarter of fiscal 2010.

•	The contract cancellation rate, excluding unconsolidated joint ventures, for the first quarter of fiscal 2011 was 22%, compared with 21% in the prior year’s first quarter.

•	At January 31, 2011, there were 188 active selling communities, excluding unconsolidated joint ventures, compared with 179 active selling communities at January 31, 2010.

•	Deliveries, excluding unconsolidated joint ventures, were 845 homes in the first quarter of fiscal 2011, compared with 1,091 homes in last year’s first quarter.

•
During the first quarter, the tax asset valuation allowance charge to earnings was $22.0 million.  The valuation allowance was $833.0 million as of January 31, 2011.  The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes.  For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

CASH AND INVENTORY AS OF JANUARY 31, 2011:

•	As of January 31, 2011, homebuilding cash was $399.3 million, including restricted cash required to collateralize letters of credit.

•	Cash flow in the first quarter of fiscal 2011 was negative $47.8 million, after spending approximately $75 million of cash to purchase approximately 1,300 lots and to develop land across the Company.

•	As of January 31, 2011, the consolidated land position was 30,864 lots, consisting of 12,153 lots under option and 18,711 owned lots.

•	For the fiscal 2011 first quarter, approximately 550 of the lots purchased were within 60 newly identified communities (defined as communities controlled subsequent to January 31, 2009).

•	Approximately 1,850 lots were put under option in 38 newly identified communities during the first quarter of fiscal 2011.

OTHER KEY OPERATING DATA:

•
Contract backlog, as of January 31, 2011, excluding unconsolidated joint ventures, was 1,196 homes with a sales value of $367.6 million, a decrease of 25% and 27%, respectively, compared to January 31, 2010.

•	In the first quarter of fiscal 2011, home deliveries through unconsolidated joint ventures were 47 homes, compared with 38 homes during the first quarter of 2010.

COMMENTS FROM MANAGEMENT:

“While we were encouraged by the typical seasonal increase in both traffic and net contracts during January, it is still too early to tell how this spring selling season will compare to last spring’s net contracts when the federal homebuyer tax credit was still available,” commented Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.

“Shortly after the close of our first quarter, we raised almost $300 million in capital market transactions, a portion of the proceeds of which were used to refinance 2012 and 2013 debt maturities with new debt maturing in October of 2015.  This additional liquidity enhances our ability to invest in attractive land opportunities at or near the bottom of our industry’s cyclical downturn.  Over time, investments in additional land parcels and opening new communities will boost revenues and drive greater operating efficiencies.  Looking ahead, we will continue to make decisions that we believe position our company to benefit when the housing market rebounds,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2011 first quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, March 2, 2011.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES® INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2010 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures.  The most directly comparable GAAP financial measure is net (loss) income.  The reconciliation of net (loss) income to EBITDA and Adjusted EBITDA is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities.  The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities.  For the first quarter of 2011, cash flow was negative $47.8 million, which was derived from $2.5 million from net cash provided by operating activities minus the change in mortgage notes receivable of $48.7 million minus $1.6 million of net cash used in investing activities.

Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Loss Before Income Taxes.  The reconciliation of Loss Before Income Taxes to Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company's operations and activities imposed by the agreements governing the Company's outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war, (18) the Company’s sources of liquidity, (19) changes in credit ratings, (20) availability of net operating loss carryforwards and (21) other factors described in detail in the Company's Annual Report on Form 10-K/A for the year ended October 31, 2010.

 (Financial Tables Follow)

Hovnanian Enterprises, Inc.
January 31, 2011
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended
	January 31,
	2011	2010
	(Unaudited)
Total Revenues	$252,567	$319,645
Costs and Expenses (a)	316,138	376,814
Gain on Extinguishment of Debt	-	2,574
Loss from Unconsolidated Joint Ventures	(992)	(373)
Loss Before Income Taxes	(64,563)	(54,968)
Income Tax Benefit	(421)	(291,157)
Net (Loss) Income	$(64,142)	$236,189

Per Share Data:
Basic:
(Loss) Income Per Common Share	$(0.82)	$3.01
Weighted Average Number of
Common Shares Outstanding (b)	78,598	78,553
Assuming Dilution:
(Loss) Income Per Common Share	$(0.82)	$2.97
Weighted Average Number of
Common Shares Outstanding (b)	78,598	79,536

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
January 31, 2011
Reconciliation of Loss Before Income Taxes to Loss Before Income Taxes Excluding Land-Related
Charges and Gain on Extinguishment of Debt
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2011	2010
	(Unaudited)
Loss Before Income Taxes	$(64,563)	$(54,968)
Inventory Impairment Loss and Land Option Write-Offs	13,525	4,966
Gain on Extinguishment of Debt	-	(2,574)
Loss Before Income Taxes Excluding
Land-Related Charges and Gain on Extinguishment of Debt (a)	$(51,038)	$(52,576)

(a) Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
January 31, 2011
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2011	2010
	(Unaudited)
Sale of Homes	$235,885	$309,353
Cost of Sales, Excluding Interest (a)	195,914	259,808
Homebuilding Gross Margin, Excluding Interest	39,971	49,545
Homebuilding Cost of Sales Interest	13,493	19,848
Homebuilding Gross Margin, Including Interest	$26,478	$29,697

Gross Margin Percentage, Excluding Interest	16.9%	16.0%
Gross Margin Percentage, Including Interest	11.2%	9.6%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2011	2010
	(Unaudited)
Land Sales	$8,043	$700
Cost of Sales, Excluding Interest (a)	5,516	8
Land Sales Gross Margin, Excluding Interest	2,527	692
Land Sales Interest	2,133	-
Land Sales Gross Margin, Including Interest	$394	$692

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
January 31, 2011
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2011	2010
	(Unaudited)
Net (Loss) Income	$(64,142)	$236,189
Income Tax Benefit	(421)	(291,157)
Interest Expense	39,611	45,455
EBIT (a)	(24,952)	(9,513)
Depreciation	2,319	3,386
Amortization of Debt Costs	846	806
EBITDA (b)	(21,787)	(5,321)
Inventory Impairment Loss and Land Option Write-offs	13,525	4,966
Gain on Extinguishment of Debt	-	(2,574)
Adjusted EBITDA (c)	$(8,262)	$(2,929)

Interest Incurred	$37,827	$40,141

Adjusted EBITDA to Interest Incurred	(0.22)	(0.07)

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.
(b)  EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c)  Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
January 31, 2011
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2011	2010
	(Unaudited)
Interest Capitalized at Beginning of Period	$136,288	$164,340
Plus Interest Incurred	37,827	40,141
Less Interest Expensed	39,611	45,455
Interest Capitalized at End of Period (a)	$134,504	$159,026

(a)  The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest.  However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	January 31, 2011	October 31, 2010
ASSETS	(Unaudited)	(1)

Homebuilding:
Cash and cash equivalents	$311,032	$359,124

Restricted cash	105,579	108,983

Inventories:
Sold and unsold homes and lots under development	652,742	591,729

Land and land options held for future
development or sale	275,686	348,474

Consolidated inventory not owned:
Specific performance options	15,626	21,065
Variable interest entities	-	32,710
Other options	4,120	7,962

Total consolidated inventory not owned	19,746	61,737

Total inventories	948,174	1,001,940

Investments in and advances to unconsolidated
joint ventures	57,818	38,000

Receivables, deposits, and notes	51,224	61,023

Property, plant, and equipment – net	60,938	62,767

Prepaid expenses and other assets	85,333	83,928

Total homebuilding	1,620,098	1,715,765

Financial services:
Cash and cash equivalents	5,344	8,056
Restricted cash	4,023	4,022
Mortgage loans held for sale	37,643	86,326
Other assets	2,975	3,391

Total financial services	49,985	101,795

Total assets	$1,670,083	$1,817,560

(1)  Derived from the audited balance sheet as of October 31, 2010.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	January 31, 2011	October 31, 2010
LIABILITIES AND EQUITY	(Unaudited)	(1)

Homebuilding:
Nonrecourse land mortgages	$20,946	$4,313
Accounts payable and other liabilities	269,377	319,749
Customers’ deposits	14,201	9,520
Nonrecourse mortgages secured by operating properties	20,435	20,657
Liabilities from inventory not owned	18,239	53,249

Total homebuilding	343,198	407,488

Financial services:
Accounts payable and other liabilities	14,314	16,142
Mortgage warehouse line of credit	24,072	73,643

Total financial services	38,386	89,785

Notes payable:
Senior secured notes	784,978	784,592
Senior notes	711,662	711,585
Senior subordinated notes	120,170	120,170
Accrued interest	32,953	23,968

Total notes payable	1,649,763	1,640,315

Income tax payable	40,035	17,910

Total liabilities	2,071,382	2,155,498

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000
shares; issued 5,600 shares with a liquidation
preference of $140,000 at January 31, 2011
and at October 31, 2010	135,299	135,299
Common stock, Class A, $.01 par value – authorized
200,000,000 shares; issued 75,189,506 shares at
January 31, 2011 and 74,809,683 shares at
October 31, 2010 (including 11,694,720
shares at January 31, 2011 and
October 31, 2010 held in Treasury)	752	748
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) – authorized
30,000,000 shares; issued 15,255,969 shares at
January 31, 2011 and 15,256,543 shares at
October 31, 2010 (including 691,748 shares at
January 31, 2011 and October 31, 2010 held in Treasury)	153	153
Paid in capital - common stock	464,579	463,908
Accumulated deficit	(887,561)	(823,419)
Treasury stock - at cost	(115,257)	(115,257)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(402,035)	(338,568)

Noncontrolling interest in consolidated joint ventures	736	630

Total equity deficit	(401,299)	(337,938)

Total liabilities and equity	$1,670,083	$1,817,560
(1) Derived from the audited balance sheet as of October 31, 2010.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (Unaudited)

	Three Months Ended January 31,
	2011	2010
Revenues:
Homebuilding:
Sale of homes	$235,885	$309,353
Land sales and other revenues	9,588	2,686

Total homebuilding	245,473	312,039
Financial services	7,094	7,606

Total revenues	252,567	319,645

Expenses:
Homebuilding:
Cost of sales, excluding interest	201,430	259,816
Cost of sales interest	15,626	19,848
Inventory impairment loss and land option
write-offs	13,525	4,966

Total cost of sales	230,581	284,630

Selling, general and administrative	40,207	43,072

Total homebuilding expenses	270,788	327,702

Financial services	5,470	5,395

Corporate general and administrative	15,008	16,213

Other interest	23,985	25,607

Other operations	887	1,897

Total expenses	316,138	376,814

Gain on extinguishment of debt	-	2,574

Loss from unconsolidated joint ventures	(992)	(373)

Loss before income taxes	(64,563)	(54,968)

State and federal income tax (benefit) provision:
State	665	171
Federal	(1,086)	(291,328)

Total income taxes	(421)	(291,157)

Net (loss) income	$(64,142)	$236,189

Per share data:
Basic:
(Loss) income per common share	$(0.82)	$3.01
Weighted-average number of common
shares outstanding	78,598	78,553

Assuming dilution:
(Loss) income per common share	$(0.82)	$2.97
Weighted-average number of common
shares outstanding	78,598	79,536

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - 01/31/2011
		Net Contracts(1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		January 31,			January 31,			January 31,
		2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Northeast
	Home	92	130	(29.2)%	101	168	(39.9)%	227	419	(45.8)%
	Dollars	$37,435	$55,379	(32.4)%	$43,285	$68,714	(37.0)%	$90,400	$181,398	(50.2)%
	Avg. Price	$406,902	$425,992	(4.5)%	$428,564	$409,012	4.8%	$398,238	$432,933	(8.0)%
Mid-Atlantic
	Home	127	126	0.8%	121	182	(33.5)%	268	330	(18.8)%
	Dollars	$52,013	$46,949	10.8%	$46,263	$66,076	(30.0)%	$112,268	$131,587	(14.7)%
	Avg. Price	$409,559	$372,611	9.9%	$382,339	$363,055	5.3%	$418,910	$398,748	5.1%
Midwest
	Home	65	85	(23.5)%	81	111	(27.0)%	206	227	(9.3)%
	Dollars	$12,331	$16,421	(24.9)%	$14,034	$23,404	(40.0)%	$33,987	$40,574	(16.2)%
	Avg. Price	$189,708	$193,188	(1.8)%	$173,259	$210,847	(17.8)%	$164,985	$178,740	(7.7)%
Southeast
	Home	68	72	(5.6)%	68	94	(27.7)%	82	113	(27.4)%
	Dollars	$15,640	$17,236	(9.3)%	$15,504	$24,677	(37.2)%	$20,525	$28,652	(28.4)%
	Avg. Price	$230,000	$239,389	(3.9)%	$228,000	$262,521	(13.1)%	$250,305	$253,558	(1.3)%
Southwest
	Home	357	356	0.3%	360	379	(5.0)%	334	328	1.8%
	Dollars	$85,787	$79,656	7.7%	$87,227	$82,124	6.2%	$90,045	$76,561	17.6%
	Avg. Price	$240,300	$223,753	7.4%	$242,297	$216,686	11.8%	$269,596	$233,421	15.5%
West
	Home	83	143	(42.0)%	114	157	(27.4)%	79	176	(55.1)%
	Dollars	$22,282	$36,041	(38.2)%	$29,573	$44,358	(33.3)%	$20,353	$46,638	(56.4)%
	Avg. Price	$268,458	$252,035	6.5%	$259,412	$282,535	(8.2)%	$257,633	$264,994	(2.8)%
Consolidated Total
	Home	792	912	(13.2)%	845	1,091	(22.5)%	1,196	1,593	(24.9)%
	Dollars	$225,488	$251,682	(10.4)%	$235,886	$309,353	(23.7)%	$367,578	$505,410	(27.3)%
	Avg. Price	$284,707	$275,967	3.2%	$279,155	$283,550	(1.5)%	$307,339	$317,271	(3.1)%
Unconsolidated Joint Ventures
	Home	58	49	18.4%	47	38	23.7%	156	170	(8.2)%
	Dollars	$23,596	$23,628	(0.1)%	$22,534	$20,900	7.8%	$68,134	$88,377	(22.9)%
	Avg. Price	$406,828	$482,204	(15.6)%	$479,447	$550,000	(12.8)%	$436,756	$519,865	(16.0)%
Total
	Home	850	961	(11.6)%	892	1,129	(21.0)%	1,352	1,763	(23.3)%
	Dollars	$249,084	$275,310	(9.5)%	$258,420	$330,253	(21.8)%	$435,712	$593,787	(26.6)%
	Avg. Price	$293,040	$286,483	2.3%	$289,709	$292,518	(1.0)%	$322,272	$336,807	(4.3)%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.